PRESS RELEASE

FOR IMMEDIATE RELEASE

Optimal Group Publishes Notice of Intention

in Respect of Stock Buyback Program

Montreal, Quebec, November 14, 2005 – Optimal Group Inc. (NASDAQ:OPMR), today published a Notice of Intention to Make a Normal Course Issuer Bid in respect of its previously announced stock buyback program. A copy of the Notice of Intention is attached below.

On November 7, 2005, Optimal announced a stock buyback program that authorizes the company to purchase up to 1,100,000 shares, being approximately 4.7% of the 23,201,415 Class “A” shares outstanding as at November 11, 2005. Optimal may purchase the Class “A” shares on the open market through the facilities of the Nasdaq National Market from time to time over the course of 12 months commencing November 21, 2005 and ending on November 20, 2006. By making such purchases, the number of Class “A” shares in circulation will be reduced and the proportionate share interest of all remaining holders of Class “A” shares will be increased on a pro rata basis. All shares purchased under the share repurchase program will be cancelled.

The funding for any purchases made under the stock buyback program will be provided from the general funds of the Company, which may include some or all of the proceeds from dividends expected to be paid by FireOne Group plc, Optimal’s majority-controlled subsidiary.

About Optimal Group Inc.

Optimal Group Inc. is a leading payments and services company with operations throughout North America, the United Kingdom and Ireland. Through Optimal Payments, we process credit card payments for Internet businesses, mail-order/telephone-order and retail point-of-sale merchants, and process electronic checks and direct debits online and by phone. Through FireOne Group (London/AIM: FPA.L) and its subsidiaries, we process online gaming transactions through the use of credit and debit cards, electronic debit and through FirePay (www.firepay.com), a leading stored-value, electronic wallet. FireOne Group offers FirePay for non-gaming purchases as well. Through Optimal Services Group, we provide repair depot and field services to retail, financial services and other third-party accounts.

For more information about Optimal, please visit the Company's website at www.optimalgrp.com.

Gary Wechsler

Chief Financial Officer

Optimal Group Inc.

(514) 738-8885

gary@optimalgrp.com

OPTIMAL GROUP INC.

(NASDAQ: OPMR)

NOTICE OF INTENTION TO

MAKE A NORMAL COURSE ISSUER BID

(Section 162(f) of the Securities Act (Alberta), Section 99(f) of the Securities Act (British Columbia),

Section 84(3)(f) of The Securities Act (Manitoba), Section 113(f) of the Securities Act (New Brunswick),

Section 94(3)(f) of The Securities Act, 1990 (Newfoundland and Labrador), Section 99(3)(f) of the Securities Act (Nova Scotia), Section 93(3)(f) of the Securities Act (Ontario), Section 147.21 of the Securities Act (Quebec),

Section 102(4)(g)(ii) of The Securities Act, 1988 (Saskatchewan))

Optimal Group Inc. (the “Corporation”), a corporation incorporated under the Canada Business Corporations Act, hereby provides notice that it intends to make a normal course issuer bid (the “Offer”) to purchase from time to time certain of its Class “A” shares (“Shares”) as hereinafter set forth.

1.	Name of Issuer:

Optimal Group Inc.

2.	Securities Sought:

The number of Shares that may be purchased for cancellation pursuant to the Offer will not exceed, during the 12-month period of the Offer, 1,100,000 (or approximately 4.7% of the 23,201,415 Shares outstanding as at November 11, 2005).

3.	Time Period:

The Offer will commence on November 21, 2005 and will terminate on November 20, 2006 or on such earlier date as the Corporation completes its purchases pursuant to the Offer or provides notice of termination.

The Shares purchased by the Corporation under the Offer will be cancelled.

4.	Method of Acquisition:

Purchases of Shares pursuant to the Offer will be effected on the open market through the facilities of the Nasdaq National Market (“Nasdaq”) and, subject as herein provided, at such times and in such numbers to be determined by the Corporation’s management. The purchase and payment for the Shares will be made by the Corporation in accordance with the policies, by-laws and rules of Nasdaq and all applicable Canadian and U.S. securities regulatory authorities, and the price which the Corporation will pay for any such Shares will be the market price of such shares at the time of acquisition.

The Corporation and any vendor of Shares will be required to pay commissions to their respective brokers with respect to the purchase and sale of Shares through Nasdaq.

5.	Consideration Offered:

There are no restrictions on the price to be paid for the Shares to be purchased pursuant to the Offer. Save as herein mentioned, there are no restrictions on the Offer.

6.	Payment for Securities:

The funds to purchase the Shares pursuant to the Offer will be provided from the general funds of the Corporation, including all or a portion of dividends expected to be paid by FireOne Group plc, the Corporation’s majority-owned subsidiary. All purchases of Shares pursuant to the Offer will be settled in accordance with the policies, by-laws and rules of Nasdaq and all applicable Canadian and U.S. securities regulatory authorities.

7.	Reasons for Bid:

The directors of the Corporation have concluded that purchases from time to time (if it is considered advisable) of up to 1,100,000 of the issued and outstanding Shares under the Offer are an appropriate and desirable investment for the Corporation and, therefore, would be in the best interests of the Corporation. As a result of such purchases under the Offer, the number of issued Shares will be decreased and, consequently, the proportionate share interest of all remaining shareholders will be increased on a pro rata basis.

8.	Acceptance of Bid:

To the knowledge of the Corporation and after reasonable inquiry, no director or senior officer of the Corporation, nor any associate of the foregoing, nor any person or company holding 10% or more of any class of equity securities of the Corporation, nor any person or company acting jointly or in concert with the Corporation intends to sell Shares during the course of the Offer. It is possible, however, that sales by such persons may occur as a result of the exercise by such persons of options to purchase Shares under the stock option plan of the Corporation or as personal circumstances or decisions unrelated to the existence of the Offer determine.

Since all purchases of Shares by the Corporation will be made in the open market, the Corporation is not in a position to know in advance the identity of persons who sell Shares to the Corporation under the Offer. As a result, if any of the Corporation’s senior officers, directors or other insiders or any of their associates or any person acting jointly or in concert with the Corporation choose to dispose of some or all of their Shares in the market during the proposed purchase period, some or all such Shares may be acquired by the Corporation. If, to the knowledge of the Corporation, any person who either alone or in combination with others holds a sufficient number of securities of the Corporation to affect materially the control of the Corporation should determine to sell Shares during the proposed purchase period for any reason, the Corporation will instruct its broker to discontinue purchases of Shares until such sale of Shares has been completed.

It is the Corporation’s policy in connection with the Offer to require that any broker who acts simultaneously for the vendor of Shares and the Corporation certify that such vendor is not a director, officer or other insider of the Corporation.

9.	Benefits from Bid:

None of the persons or companies referred to in paragraph 8 will benefit, directly or indirectly, from the Offer, except in a manner similar to all other shareholders of the Corporation who sell or do not sell Shares.

The Corporation does not have any contract, arrangement or understanding, formal or informal, with any holder of Shares with respect to its proposed purchase of Shares under the Offer.

10.	Material Changes in the Affairs of the Corporation:

In pursuit of the Corporation’s announced strategy of growing its conventional payments processing business both organically and through acquisition, the Corporation will continue to seek acquisition candidates and, from time to time, engage in exploratory discussions with suitable candidates and pursue opportunities. Subject only to the prevalence of any such discussions, the directors and officers of the Corporation are not aware of any undisclosed material changes or plans or proposals for material changes in the affairs of the Corporation.

DATED on November 14, 2005.

On behalf of the Board of Directors

(signed) Leon Garfinkle

Senior Vice-President,

General Counsel and Secretary